Exhibit 99.1

Investor Contacts:	Gregg Peters / Paul Hockert
Telephone: (952) 944-5600

DEPARTMENT 56 EXITS SEASONAL KIOSK BUSINESS

February 5, 2004 – Eden Prairie, MN. – Department 56 (NYSE: DFS), a leading collectible and giftware company, reported today that the Company is exiting the Geppeddo seasonal kiosk business operated by its Axis Corporation subsidiary in order to concentrate on the Company’s core business and assets.

“Over this past Christmas selling season, the results from the seasonal kiosks have continued to suffer from lower demand for porcelain dolls. This softening of the porcelain doll market combined with reduced traffic at the kiosks has resulted in a business model that the Company does not believe can be profitable going forward” said Susan Engel, Chairwoman and Chief Executive Officer.

As a result of the decreased demand for its dolls and the decision to discontinue the operations of its Geppeddo business, the Company expects to record non-cash charges of approximately $10 million, or $0.48 per share during its fourth quarter of 2003. The charges include approximately $8.2 million for the write-off of goodwill, trademarks and other intangible assets and approximately $1.8 million for the impairment of long-lived assets and the write-down of inventories to net realizable value. Management expects a loss from discontinued operations of approximately $3.0 million, or $0.15 per share during the first half of 2004 as it exits this business.

In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company’s fiscal 2003 consolidated financial statements will report Geppeddo’s operating results separately as discontinued operations. The Company will reclassify prior-period financial results to conform to this accounting treatment.

Fiscal 2003 Outlook

Excluding the non-cash charges related to the decision to discontinue the operations of its Geppeddo business, management expects full year fiscal 2003 earnings per share to be near the high end of the previously communicated range of $1.60 to $1.70 per share.

Release of Fourth Quarter and Fiscal Year 2003 Financial Results

Department 56 intends to release its fourth quarter and fiscal year 2003 financial results after market close on Thursday, February 19, 2004. In conjunction with this release, management of Department 56 will host a conference call to review the financial results on Friday, February 20, 2004, at 9:00 a.m. ET. The call will be lead by Susan Engel, Chairwoman and Chief Executive Officer, and will be simultaneously broadcast live over the Internet at www.fulldisclosure.com.

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To listen to the live call, please go to the fulldisclosure.com web site at least fifteen minutes prior to the starting time to register, download and install any necessary audio software. For those unable to participate during the live Webcast, a replay of the call will be available at www.fulldisclosure.com.

About Department 56

Department 56, Inc. is a leading collectibles and giftware company known for its lighted Villages, Snowbabies™ figurines and extensive holiday and special occasion product lines. Its products are sold primarily through gift, specialty and department store retailers in the United States and Canada, Company-operated retail stores, direct mail catalog companies and international distributors. Through its Time to Celebrate™ division, the Company sells holiday and seasonal giftware assortments direct to consumers at home shows.

Notes concerning forward-looking statements:

This release contains forward-looking statements about the Company’s performance. These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance. Any conclusions or expectations expressed in, or drawn from, the statements in this press release concerning matters that are not historical corporate financial results are forward-looking statements that involve risks and uncertainties. Actual results may vary materially from forward-looking statements and the assumptions on which they are based. The Company undertakes no obligation to update or publish in the future any forward-looking statements. Also, please read the bases, assumptions and factors set out in Item 7 in the Company’s Form 10-K for 2002 dated March 17, 2003 and filed under the Securities Exchange Act of 1934, all of which is incorporated herein by reference and applicable to the forward-looking statements set forth herein.

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